Exhibit 99.1

Tidewater Inc. 842 West Sam Houston Parkway North, Suite 400 Houston, TX 77024, USA +1.713.470.5300

TIDEWATER APPOINTS DICK H. FAGERSTAL CHAIRMAN OF THE BOARD

HOUSTON, Texas, June 28, 2023 – Tidewater Inc. (NYSE: TDW) ("Tidewater" or the "Company") announced that Dick H. Fagerstal has been appointed non-executive Chairman of the Board. In addition, the Board has reduced the size of the Board from nine to eight members.

Mr. Fagerstal stated, “I am honored to assume the role of Chairman of the Board of Tidewater at such an exciting time for our industry. I believe the Company is well positioned to capitalize on the increasing global offshore activity with recently closed (and pending) additions to its fleet of offshore vessels.

“Having been associated with the offshore service industry for the past 35+ years and having served on the Tidewater board for the past six years, I am especially pleased to work closely with the Company’s senior leadership team and the many talented employees of Tidewater – both onshore and offshore – throughout the world.

Mr. Fagerstal continued, “I am furthermore pleased to note that Tidewater has an engaged and experienced group of Directors who represent diverse and relevant backgrounds, all of whom are available to support the senior leadership team as they manage the business on behalf of our shareholders.”

Mr. Fagerstal serves as the Independent Director, Chairman of the Audit Committee, member of the ESG Committee of Valaris Limited (NYSE: VAL) since April 2021. He previously served as Executive Chairman of the Global Marine Group, based in Chelmsford, United Kingdom, a subsea cable installation and maintenance business operating globally in the telecoms, offshore renewables, and oil and gas sectors, from February 2020 to March 2023. From 2014 to 2020 Mr. Fagerstal served as Chairman & Chief Executive Officer of Global Marine Holdings LLC, which was the prior owner of the business. He served as an Independent Director of Frontier Oil Corporation, Manila, Philippines from 2014 to 2017. Mr. Fagerstal previously held the positions of Senior Vice President, Finance & Corporate Development from 2003 to 2014 and Vice President Finance & Treasurer from 1997 to 2003 at SEACOR Holdings Inc. (NYSE: CKH). Mr. Fagerstal held the positions of Executive Vice President, Chief Financial Officer and Director of Era Group Inc. (NYSE: ERA) from 2011 to 2012 and was the Senior Vice President, Chief Financial Officer, and Director of Chiles Offshore Inc. (AMEX: COD) from 1997 to 2002. From 1986 to 1997, Mr. Fagerstal served as a senior banker at DNB ASA in New York with a focus on the maritime and energy services industries, and before he started his business career, Mr. Fagerstal served as an officer in the Special Air Service unit of the Swedish Special Forces from 1979 to 1983. Mr. Fagerstal received a B.S. in Economics and Law from the University of Gothenburg and an M.B.A. in Finance from New York University, as a Fulbright Scholar.

About Tidewater

Tidewater owns and operates one of the largest fleets of offshore support vessels in the industry, with more than 65 years of experience supporting offshore energy exploration, production, generation and offshore wind activities worldwide.

Forward-Looking Statements

In accordance with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, Tidewater notes that certain statements set forth in this press release contain forward-looking statements that reflect our current view with respect to future events and future financial performance. Forward-looking statements are all statements other than statements of historical fact, which can generally be identified by the use of such terminology as “may,” “can,” “potential,” “expect,” “project,” “target,” “anticipate,” “estimate,” “forecast,” “believe,” “think,” “could,” “continue,” “intend,” “seek,” “plan,” and similar expressions, and are not guarantees or assurances of future performance or events. Such statements include, but are not limited to, statements relating to the timing, size and completion of our offering and our intended use of proceeds. All such forward-looking statements are subject to risks and uncertainties, many of which are beyond the control of the Company, and our future results of operations could differ materially from our historical results or current expectations reflected by such forward-looking statements. Investors should carefully consider the risk factors described in detail in the Company’s most recent Form 10-K, most recent Form 10-Q, and in similar sections of other filings made by the Company with the SEC from time to time. The Company’s filings can be obtained free of charge on the SEC’s website at www.sec.gov. Except to the extent required by law, the Company expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained in this press release to reflect any change in the Company’s expectations or any change in events, conditions or circumstances on which any statement is based. Forward-looking statements and written and oral forward-looking statements attributable to the Company or its representatives after the date of this release are qualified in their entirety by the cautionary statements contained in this paragraph and in other reports filed by the Company with the SEC.

Contacts

Tidewater Inc.

West Gotcher

Vice President,

Finance and Investor Relations

+1.713.470.5285

SOURCE: Tidewater Inc.